                                                                 EXHIBIT 10.4


                                  SUB-SUBLEASE

THIS SUB-SUBLEASE (this "Sub-Sublease") is entered into as of the 1st day of July, 1998, by and between (i) Trident Microsystems, Inc., a California Corporation ("Trident"), and (ii) Juniper Networks, Inc. a California Corporation ("Juniper").

     A. Pursuant to that certain Lease dated September 21, 1989 (the "Master Lease"), by and between Spieker Properties, L.P., a California limited partnership, Successor-in-Interest to Mountain View Industrial Associates, a California Partnership ("Master Landlord"), as landlord, and Network Computing Devices, Inc., a California corporation ("NCD"), as tenant, and the First Addendum to Lease dated December 2, 1991 between Mountain View Industrial Associates, a California Partnership ("Master Landlord"), as landlord, and Network Computing Devices, Inc., a California corporation ("NCD"), as tenant and the Second Addendum to Lease Dated August 20, 1993 between Mountain View Industrial Associates, a California Partnership ("Master Landlord"), as landlord, and Network Computing Devices, Inc., a California corporation ("NCD"), as tenant and the Third Addendum to Lease Dated October 22, 1993 between Mountain View Industrial Associates, a California Partnership ("Master Landlord"), as landlord, and Network Computing Devices, Inc., a California corporation ("NCD"), as tenant NCD is leasing from Master Landlord a building located at 370/380 Bernardo Avenue, Mountain View, California. A copy of the Master Lease and Addendums 1, 2, and 3 is attached hereto as "Exhibit A" and incorporated herein by this reference.

     B. Pursuant to that certain Sublease Agreement dated October 24, 1995 (the "Sublease"), NCD subleased to Trident the premises covered by the Master Lease consisting of approximately 27,444 rentable square feet as more particularly described in the Sublease (the "Subleased Premises"). A copy of the Sublease is attached hereto as "Exhibit B".

     C. Juniper desires to sub-sublease the 27,444 rentable square foot Premises beginning with a portion of the Subleased premises consisting of approximately 17,950 rentable square feet from Trident and Trident desires to sub-sublease a portion of the Subleased Premises to Juniper, on the terms, covenants and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, the parties hereto agree as follows:

     1. SUB-SUBLEASE. Trident subleases to Juniper and Juniper hires from Trident a portion of the Subleased Premises, outlined on "Exhibit C" hereto as the "Initial Premises". The Initial Premises shall be delivered to Juniper on the Commencement Date and Juniper by acceptance and delivery thereof, acknowledges the same to be in good order and repair and in a tenantable condition, subject to Juniper's rights and Trident's obligations per Paragraph 7 herein.

2. EXPANSION SPACE. On January 1, 1999 and continuing through June 30, 2000, Trident subleases to Juniper and Juniper hires from Trident the balance of the Subleased Premises consisting of approximately 9,494 square feet bringing the total square footage sub-subleased to 27,444 rentable square feet described on Exhibit C hereto as the "Expansion Space". Trident may, by giving Juniper sixty
(60) days prior written notice to January 1, 1999, delay delivery of the Expansion Space up to April 1, 1999. Juniper shall not be liable for rent on the Expansion Premises until such time as Trident delivers possession of the Expansion Premises.

3. TERM. The term of this Sub-Sublease shall commence on September 1, 1998 (the "Commencement Date") and shall expire on June 20, 2000, unless sooner terminated as hereafter provided or as provided in the Master Lease (the "Term"). Trident may, by giving Juniper written notice by August 1, 1998, delay delivery of the Initial Premises up to October 1, 1998. Notwithstanding the foregoing, Juniper agrees that in the event of the failure or inability of Trident for any reason to deliver possession of the Initial Premises on or before the Commencement Date:

(i) Trident shall not be liable for any damage caused thereby, (ii) this Sub-Sublease shall not be void or voidable provided, however, that if Trident fails to deliver the Initial Premises to Juniper by November 1, 1998 then Juniper shall have the right, exercisable by written notice to Trident, to terminate this Sub-Sublease; (iii) Juniper shall not be liable for rent until such time as Trident delivers possession of the Initial Premises to Juniper; and (iv) the Term shall not be extended by any such delay. Notwithstanding anything to the contrary contained herein, if for any reason. Trident fails to deliver possession of the Expansion Space by April 1, 1999 then the amount of Base Rent payable under this Sub-Sublease shall be decreased by twenty five percent (25%). The Term of this Sub-Sublease shall earlier terminate in the event of the earlier termination for any cause whatsoever of the Sublease or of the Master Lease.

4. EARLY ACCESS. Provided Juniper does not interfere with Trident's occupancy of the Subleased Premises, Trident grants Juniper the right to access the Initial Premises prior to the commencement date in order to prepare the Initial Premises for Juniper's occupancy. During this early access period Juniper shall not be obligated to pay base rent or triple net expenses. This same early access to be granted at a later appropriate date for the Expansion Space.

5.  RENT.

(a) BASE RENT. Juniper shall pay to Trident during the Term as base rent for the Initial Premises the sum of Forty Thousand Three Hundred Eighty Seven Dollars ($40,387.00) per month, which amount shall be prorated for each fractional month during the Term. Beginning with the commencement of Expansion Premises the base rent shall increase to Sixty One Thousand Seven Hundred Forth Nine Dollars ($61,749.00). The amounts payable pursuant to this Paragraph 5(a) are hereinafter referred to as "Base Rent". Juniper shall pay to Trident upon execution of this Sub-Sublease, in addition to the Deposit set forth in Section 5(e) below, the first month's Base Rent in the amount of $40,387.00.

     (b) OTHER EXPENSES. In addition to the above rent Juniper shall be responsible for its pro-rata share for the Subleased Premises triple net expenses applicable to the term of this Sub-Sublease, including but not limited to, real property taxes, fire and extended insurance and common area maintenance expenses and other expenses set forth in the Master Lease. It is also agreed that Juniper shall reimburse Trident, on a pro-rata per square foot basis, for all utility costs from Sub-Sublease commencement until Juniper takes occupancy of the entire Premises; provided that unless and until the Expansion Space is delivered to Juniper, Trident shall be responsible for its pro-rata share of the triple net expenses of the Expansion Space.

     (c) PAYMENT. Base Rent and any other charges payable by Juniper to Trident under this Sub-Sublease shall be paid to Trident at the place set forth as Trident's address for notices hereunder, or at such other place as Trident may from time to time designate by notice to Juniper. All such payments shall be made (i) with respect to Base Rent, on the first day of each calendar month during the Term of this Sub-Sublease (except that the Base Rent for the first month of the Term shall be due upon execution of this Sub-Sublease), without prior notice or demand thereof and without any deductions or offsets whatsoever; and (ii) with respect to all other payments, five (5) days prior to the date such payments are due to NCD under the Sublease, or if no regular due date is specified under the Sublease, as specified in Trident's written notice to Juniper. All such amounts shall be prorated as appropriate.

     (d) LATE PAYMENTS. If any installment of Base Rent or any other amount due from Juniper under this Sub-Sublease shall not be received by Trident within five (5) days after the date the same is due and payable, Juniper shall pay to Trident a late charge equal to six percent (6%) of such unpaid amounts. Acceptance of such late charges by Trident shall in no event constitute a waiver of Juniper's default with respect to such overdue amount nor shall such acceptance prevent Trident from exercising any of the other rights and remedies granted to Trident hereunder.

     (e) DEPOSIT. Upon the execution of this Sub-Sublease, Juniper shall pay to Trident the sum of Forty Thousand Three Hundred Eighty Seven Dollars ($40,387.00) (the "Deposit") to be held as a non-interest bearing security deposit for the full and faithful performance of each of Juniper's obligations under this Sub-Sublease. Upon commencement of the Expansion Premises Juniper shall pay to Trident Twenty One Thousand Three Hundred Sixty Two Dollars ($21,362.00) bringing the total Deposit to Sixty One Thousand Seven Hundred Forty Nine Dollars ($61,749.00). In the event Juniper fails to perform or observe any of the provisions of the Sub-Sublease to be performed or observed by Juniper, then, at the option of Trident, Trident may apply the Deposit or any portion thereof as may be necessary to remedy any default in the payment of rent or otherwise remedy any nonperformance by Juniper, and Juniper shall forthwith upon demand restore the Deposit to the original amount specified. Any remaining portion of the Deposit shall be returned to Juniper within thirty
(30) days of the date of termination of this Sub-Sublease, provided that Juniper shall have vacated the Sub-Subleased Premises in accordance with each and every term and condition of this Sub-Sublease.

     6. USE. Juniper shall use the Sub-Subleased Premises only for purposes allowed under the Master Lease and the Sublease and for no other purpose. Juniper shall not do or suffer anything to be done upon the Sub-Subleased Premises which will cause injury to the Sub-Subleased Premises. Juniper shall comply with all federal, state, and local laws, ordinances, regulations and standards relating to its use of the Sub-Subleased Premises and its use, storage, sale and disposal of hazardous or toxic substances, as such terms are defined in any such federal, state, or local law, ordinance, regulation or standard. Juniper shall not use or bring onto the Sub-Subleased Premises any hazardous or toxic substance. Juniper shall provide immediate notice to Trident if a release of any hazardous or toxic substance occurs or will occur within, on or under the Sub-Subleased Premises (whether by air, water, or other means of transmission) during Juniper's tenancy of the Sub-Subleased Premises. Failure to so provide such notice to Trident shall, at Trident's election, constitute a default under this Sub-Sublease. The Parties hereto shall indemnify, defend and hold harmless each other from and against any and all cost, expense (including attorneys' or consultants' fees), damage, liability or loss incurred in connection with the release, use, storage or disposal of a hazardous or toxic substance on or about the Sub-Subleased Premises by them, or their employees, agents, contractors, or invitees.

     7. CONDITION OF PREMISES. Prior to the Sub-Sublease commencements, Trident, at Trident's sole cost and expense, shall deliver the Initial Premises and the Expansion Premises to Juniper in good condition and repair, including but not limited to, roof, plumbing, sprinklers, electrical, mechanical systems and parking lot. If during the initial one hundred twenty (120) days of Juniper's occupancy of either phase, a problem relative to the condition of the above mentioned items is discovered, Juniper shall provide Trident with written notification of said problem and Trident, at Trident's sole cost, shall repair said problem.

     8.   TRIDENT'S TENANT IMPROVEMENT WORK.

     (a) Prior to Initial Premises commencement, Trident, at Trident's sole cost and expense, shall perform the following work:

      1.  Demise the Initial Premises from the Expansion Space;
      2.  Replace stained or damaged ceiling tiles;
      3.  Shampoo carpets and clean and wax tile floors; and
      4.  Remove all items belonging to Trident from the Initial Premises.

     (b) Prior to Expansion Space commencement Trident, at Trident's sole cost and expense, shall perform the following work:

      1.  Replace stained of damaged ceiling tiles;
      2.  Shampoo carpets and clean and wax tile floors;
      3.  Remove all items belonging to Trident from the Expansion Space; and
      4. Remove the demising structures that separate the Initial Premises and the Expansion Space at the time Juniper takes the Expansion Space.

     9. SUB-SUBLEASE SUBJECT TO MASTER LEASE/SUBLEASE. This Sub-Sublease shall be subject to all of the terms and conditions of the Sublease with the exception of those items excluded pursuant to Paragraph 10(a) below, and from and after the Commencement Date Juniper covenants to perform all of the obligations of "Sublessee" with regard to the Sub-Subleased Premises under the Sublease accruing or required to be performed from and after the Commencement Date, to the extent said terms and conditions are consistent with the provisions of this Sub-Sublease, and only except as otherwise limited by Paragraph 10(a) below. Trident shall be responsible for all of the obligations of "Sublessee" under the Sublease accruing or required to be performed prior to the Commencement Date. This Sub-Sublease shall be subject to all the terms and conditions of the Master Lease with the exception of those items excluded pursuant to Paragraph 10(a). By agreeing to perform the duties of "Sublessee" with regard to the Sub-Subleased Premises, Jupiter also is agreeing for the benefit of Trident, during the term of this Sub-Sublease to perform all the obligations of Trident with regard to the Sub-Subleased Premises under the Master Lease (which obligations Trident has assumed pursuant to Paragraph 2.1 of the Sublease).

     10.  INCORPORATION OF SUBLEASE.

     (a) EXCLUSIONS. Except as otherwise provided in this Sub-Sublease, all of the terms and conditions of the Sublease are incorporated herein as terms and conditions of this Sub-Sublease, with references therein to "Sublessor" and "Sublessee" to be deemed to mean and refer to, respectively, Trident and Juniper herein, and with references therein to "Sublease" to mean this Sub-Sublease, and along with the sections and paragraphs set out in this Sub-Sublease, shall be the complete terms and conditions of this Sub-Sublease; provided, however, (i) the following paragraphs of the Sublease are not incorporated herein: 3.1, 3.2, 3.4, 5 & 7 for the purposes of incorporation the terms and provisions of the Master Lease and the Sublease into this Sub-Sublease, the following Master Lease provisions are hereby amended as follows (references are to paragraphs in the Master Lease):

          Master Lessor, NCD and Trident shall be named as additional insured on the liability insurance.

          The three day cure period provided for any monetary default is reduced to two (2) days. The thirty (30) day cure period provided for any non-monetary default is reduced to twenty-five (25) days.

          The addresses for notices shall be set out on the signature page hereto.

     (b) RECOURSE TO MASTER LANDLORD. Notwithstanding Paragraph 8(a) & 8(b) hereof, it is understood and agreed that Trident shall have no obligation or responsibility to provide or perform any service, maintenance utility, repair, alteration or other similar obligation which is the obligation of Master Landlord or NCD to provide or perform pursuant to the terms of the Master Lease or Sublease. If Juniper shall notify Trident that Master Landlord or NCD is not supplying services to the Subleased Premises as required under the Master Lease or Sublease, Trident will promptly request Master Landlord or NCD, as appropriate, to perform such services. Trident shall in no event be liable to Juniper nor shall Juniper's obligations under this Sub-Sublease be impaired or reduced or the performance thereof excused because of any failure or delay on Master Landlord's or

NCD's part in providing any such services or in making any repairs or alterations, or in performing or observing any similar obligation Master Landlord under the Master Lease or NCD under the Sublease. IF NCD shall default in its obligation to provide services or make repairs as required under the Sublease to the Subleased Premises, Trident at Juniper's request shall exercise reasonable efforts to enforce Trident's rights against NCD (or to cause NCD to enforce its rights against Master Landlord with respect to such service or repairs) but Trident shall have no obligation to bring any legal action or proceeding against NCD. Notwithstanding the foregoing, (i) if as a result of NCD's or Master Landlord's failure to provide services or make repairs as required under the Sublease Juniper's use of the Subleased Premises is materially and adversely affected for a period of thirty (30) or more days, and
(ii) if Trident fails to bring a legal action against NCD for such failure within ten (10) days after Juniper's written request to do so; then Juniper may elect to terminate this Sub-Sublease provided it provides Trident with written notice of such termination within thirty (30) days after the later to occur of
(i) and (ii) above.

     (c) JUNIPER HAS READ MASTER LEASE AND SUBLEASE. Juniper hereby acknowledges that it has read and is familiar with the terms of the Master
Lease and Sublease, and agrees that this Sub-Sublease is subordinate and subject to the Master Lease and Sublease.

     11. ASSIGNMENT AND SUBLETTING. Juniper shall not sublet the Sub-Subleased Premises or assign this Sub-Sublease without the prior written consent of Master Landlord and NCD, to the extent such consent is required under the Master Lease or Sublease. Juniper shall not sublet the Subleased Premises or assign this Sub-Sublease without the prior written consent of Trident, which shall not be unreasonably withheld. In the event of sublease profit, the profit would first go to cover all costs (including, but not limited to, tenant improvement work, legal fees, real estate commissions and advertising fees) then shall be split 50/50 between Trident and Juniper, or per the terms of the Master Lease.

     12. REAL ESTATE BROKERS. Upon execution of this Sub-Sublease, Trident shall pay Colliers Parrish International, Inc. a licensed Real Estate broker, fees set forth in a separate agreement.

     13.  MISCELLANEOUS.

     (a) Notices. All notices or demands of any kind required or desired to be given by Trident to Juniper or Juniper to Trident hereunder shall be in writing and shall be sent by hand delivery or by a nationally recognized courier service, in which event they shall be deemed given when the same are received, or by depositing such notices or demands in the United States mail, certified or registered, postage prepaid, return receipt requested (unless return receipt indicates not delivered), in which event it shall be deemed give seventy-two
(72) hours after such deposit. All notices or demands shall be addressed to Trident or Juniper, as the case may be, at the address set forth after the signatures to this Sub-Sublease.

     (b) ENTIRE AGREEMENT. This Sub-Sublease represents the entire agreement between the parties to this Sub-Sublease and supersedes all prior agreements between the parties, whether written or oral. There are no representations between Trident and Juniper other than those contained in this Sub-Sublease. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge this Sub-Sublease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

     (c) SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained in this Sub-Sublease shall, subject to the provisions of this Sub-Sublease relating to assignment and subletting, apply to, be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

     (d) WAIVERS. No delay or omission in the exercise of any right or remedy of Trident upon any default by Juniper shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Trident of delinquent rents or charges, or the acceptance of partial payments of such rents or charges, shall not constitute a waiver of any other default. No act or conduct of Trident, including, without limitation, the acceptance of keys to the Subleased Premises, shall constitute an acceptance of the surrender of the Subleased Premises by Juniper before the expiration of or sooner termination of the Term. Only a written notice from Trident to Juniper shall constitute acceptance of the surrender of the Subleased Premises and accomplish a termination of this Sub-Sublease.

     (e) TIME OF ESSENCE. Time is of the essence of this Sub-Sublease.

     (f) ATTORNEY'S FEES. If any party commences an action against the other party arising out of or in connection with this Sub-Sublease, the prevailing party shall be entitled to recover from the nonprevailing party the cost and expenses of such action, including reasonable attorneys' fees and court costs. The "prevailing party" will be determined by the court before whom the action was brought based upon the assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

     (g) COUNTERPARTS. This Sub-Sublease may be executed in counterparts, each of which shall constitute an original and shall be binding upon all parties, their successors and permitted assigns.

     14. SURRENDER. Juniper's obligation with regard to the surrender of the Sub-Subleased Premises shall be deemed satisfied so long as Juniper surrenders possession of the Sub-Subleased Premises in the same condition as it receives them, reasonable wear and tear and damage caused by casualty excepted.

================================================================================
     15. SIGNAGE. Juniper may replace all of Trident's existing signage with its own signage, the design of which shall be subject to prior approval of Trident and Spieker Properties.

     16. CONDITION PRECEDENT. Notwithstanding Paragraph 3 hereof, the Commencement Date of this Sub-Sublease shall not occur until the Master Landlord and NCD have consented to this Sub-Sublease in writing. In the event that such consents are not obtained within sixty (60) days after the execution of this Sub-Sublease, Juniper, at Juniper's sole volition, may terminate this Sub-Sublease, and this Sub-Sublease shall have no further force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease as of the date first above written.

         JUNIPER NETWORKS, INC.               TRIDENT MICROSYSTEMS, INC.


BY: /s/ Marcel Gani                           By: /s/ [SIGNATURE ILLEGIBLE]
    -------------------------                     -------------------------

Title:  CFO                                   Title:  CEO
       ----------------------                        ----------------------

Date:   July 1, 1998                          Date:   7/10/98
       ----------------------                        ----------------------


BY: /s/ Scott Kriens                          By: /s/ [SIGNATURE ILLEGIBLE]
    -------------------------------               ------------------------------

Title:  CEO                                   Title:  CEO
       ----------------------------                  ---------------------------

Date:   7/1/98                                Date:   7-10-98
       ----------------------------                  ---------------------------


     Address For Notices:                         Address For Notices:

     385 Ravendale Avenue                         189 North Bernardo Avenue

     Mountain View, CA 94043                      Mountain View, CA 94043

     Attn.: Chief Financial Officer               Attn.: Chief Financial Officer

                           [SPALLINO REID LETTERHEAD]


                                    SUBLEASE

Sublandlord:                                Subject Property:
  Network Computing Devices, Inc.             370 and 380 North Bernardo Avenue,
  a California corporation                    Mountain View, CA 94043

Subtenant:
  Trident Microsystems, Inc.                  Date: October 24, 1995
  a California corporation


1. PARTIES

     This Sublease is made and entered into as of October 24, 1995, by and between Network Computing Devices, Inc. a California corporation ("Sublandlord"), and Trident Microsystems, Inc., a California corporation ("Subtenant"), under the Master Lease dated September 21, 1989, between Mountain View Industrial Associates, a California Partnership, as "Landlord", and Network Computing Devices, Inc. a California corporation "Tenant," and the First Addendum to the Lease dated December 2, 1991 between Mountain View Industrial Associates, a California Partnership "Landlord," and Network Computing Devices, Inc. a California corporation "Tenant," and the Second Addendum to the Lease dated August 20, 1993 between Mountain View Industrial Associates, a California Partnership "Landlord," and Network Computing Devices, Inc. a California corporation "Tenant," and the Third Addendum to the Lease dated October 22, 1993 between Mountain View Industrial Associates, a California Partnership "Landlord," and Network Computing Devices, Inc. a California corporation "Tenant". A copy of the Master Lease and Addendums 1, 2 and 3 are attached hereto as Attachment I and incorporated herein by this reference.

2. PROVISIONS CONSTITUTING SUBLEASE:

     2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Tenant" under the Master Lease to the extent said obligations apply to the sublicensed premises and any Direct Operating Expenses relating to the sublicensed premises. Sublandlord hereby agrees to cause Landlord under the Master Lease to perform all of the obligations of Landlord thereunder to the extent said obligations apply to the subleased premises and Subtenant's use of the common areas and Outside Areas. Subtenant shall not commit or permit to be committed on the subleased premises or on any other portion of the Project any act or omission which violates any term or conditions of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease.

     2.2 All of the terms and conditions contained in the Master Lease are incorporated herein and the terms and conditions specifically set forth in this Sublease shall constitute the complete terms and conditions of this Sublease.

     2.3 The parties agree that the terms of Addendum Number 2 and Addendum Number 3 shall not apply to this transaction. Further, the parties agree that Section 33.1 of the Master Lease is hereby deleted.

3. SUBLEASED PREMISES AND RENT:

     3.1 Subleased premises:

     6. NOTICES:

     All notices, demands, consents and approvals which may or are required to be given by Subtenant to the Landlord shall be given in the manner provided in the Master Lease, and at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the subleased premises, as soon as reasonably practicable following Sublandlord's receipt of notice from the Landlord of an Event of Default or actual knowledge of such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at least 30 days notice prior to the effective date of such termination.

     7. BROKER FEE:

     Upon execution of the Sublease, Sublandlord shall pay Spallino Reid Corporate Real Estate Services, a licensed real estate broker, fees set forth in a separate agreement between Sublandlord and Broker.

     8. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT:

     Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the subleased premises or to any other portion of the property and/or building of which the subleased premises are a part, required or reasonably necessary because of: (1) Subtenant's use of the subleased premises or any portion thereof:
     (2) the use by a Subtenant by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990 ("ADA"). Any pre-existing conditions of non-compliance with respect to ADA shall not be the responsibility of Subtenant during the Sublease term. However, Subtenant shall be responsible for any required ADA improvements required as a result of tenant improvements to the subleased premises made or installed by Subtenant. Compliance with the provisions of this Section 8 shall be a condition of Sublandlord granting its consent to any assignment or Sublease of all or a portion of this Sublease and the subleased premises described in this Sublease.

     9. HAZARDOUS MATERIALS:

     Subtenant shall not cause or permit any Hazardous Materials to be released from or about the subleased premises, including, without limitation, releases into the groundwater, soils, or air underlying, adjacent to or in the vicinity of the Project. Subtenant shall provide Sublandlord with at least five (5) days prior written notice before bringing, using or storing any Hazardous Materials on the subleased premises.

     Subtenant, at its sole expense shall comply with all applicable governmental rules, regulations, codes, ordinances, statutes, directives and other requirements (collectively, "Laws") respecting Hazardous materials in connection with Sublessee's activities and the activities of its agents, employees, contractors and invitees on or about the subleased premises. Subtenant at its sole cost, shall perform all investigations, clean-up and other response actions which may be required of Subtenant by any governmental authority in, on, or about the Project in connection with Subtenant's use of the subleased premises and the activities of Subtenant, and Subtenant's agents, employees, contractors and invitees on or about the subleased premises.

     Sublandlord shall indemnify, protect, defend and hold harmless Subtenant from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgements, losses, demands, liabilities, causes of action, governmental directives, proceedings or hearings, including Subtenant's attorneys and experts fees and costs, relating to or arising in connection with any Hazardous Materials present on or about the premises prior to Subtenant's occupation of the subleased premises.

     To the extent any of the other provisions stated herein or in the definitive lease agreement conflict with the provisions of this Section 9, the provisions pursuant to "Toxic Materials" contained in the "Master Lease" shall be controlling.

10.  RENT ABATEMENT AND DAMAGES TO PERSONAL PROPERTY

In the event Sublandlord, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the subleased premises, Subtenant shall be entitled to rent abatement in an amount that the net rentable area of the subleased premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the sublease term. In addition, any amounts paid or credited to Sublandlord under the terms of the Master Lease for damage to personal property shall be credited to Subtenant, subject to the same limitations set forth above.

THE TERMS OF THE MASTER LEASE SHALL APPLY TO AND CONTROL THE TRANSACTION.

Sublandlord: NETWORK COMPUTING DEVICES, INC. a California corporation.


By: /s/ [illegible]                       Date: 12-6-95
   ----------------------                       -------------------


Subtenant: TRIDENT MICROSYSTEMS, INC., a California corporation.


By: /s/ [illegible]                       Date: 12-6-95
   ----------------------                       -------------------

ATTACHMENT I MASTER LEASE AND ADDENDUM 1, 2 AND 3

MASTER LANDLORD CONSENT

The undersigned, Master Landlord under the Master Lease attached as Attachment I, hereby consents to the subletting of the subleased premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

Master Landlord: MOUNTAIN VIEW INDUSTRIAL ASSOCIATES, a California Partnership.



By:                                   Date:
   --------------------------              ---------------------------


ATTORNMENT AGREEMENT


Subtenant shall attorn to Master Landlord and perform all of this Subtenant's obligations under the Sublease directly to Master Landlord as if Master Landlord were the Sublandlord under the Sublease. If Subtenant is not, at the time of the notice, in default, Master Landlord shall continue to recognize the estate of Subtenant created under the Sublease. If Subtenant is not in default, the Sublease shall continue with the same force and effect as if Master Landlord and Sublandlord had entered into a lease on the same provisions as those contained in the Sublease.


Subtenant: TRIDENT MICROSYSTEMS, INC., a California Corporation.



By:                                   Date:
   --------------------------              ---------------------------

                                                                  [SPIEKER LOGO}

December 12, 1995


Mr. Jack Bradley
Network Computing Devices, Inc.
350 North Bernardo Avenue
Mountain View, CA 94043


Re: Lease Agreement for Premises located at 370 North Bernardo Avenue, Mountain View


Dear Mr. Bradley

In response to your request to sublease, pursuant to Paragraph 17 or your Lease Agreement, Spieker Properties (Landlord) hereby consents to the subleasing of your Premises located at 370 North Bernardo Avenue, Mountain View, which contains approximately 27,444 rentable square feet of space by NETWORK COMPUTING DEVICES, INC. (Tenant) to TRIDENT MICROSYSTEMS, INC. (Subtenant).

This consent in no way obligates Landlord to Subtenant with regard to this Sublease Agreement, and in no way releases Tenant from their obligations under the Lease. The Lease shall remain in full force and effect, and Landlord shall not be obligated to recognize or be bound by any terms or conditions of the sublease. The Lease shall, at all times, supersede any and all terms and conditions of the Sublease Agreement.

Please remember that if the Subtenant should wish to make any alterations or tenant improvements to the Premises, Landlord reserves the right under Paragraph 9 - Alterations, of the Lease Agreement, to require Network Computing Devices, as Tenant, to remove said alterations upon the expiration or sooner termination of the Term and to restore the Premises to their original condition.

Please signify your agreement and understanding of the above terms and conditions by signing below on all three (3) copies. Also, please have your subtenant indicate its agreement and understanding of the above terms and conditions by signing below. Please return one signed letter to Spieker Properties at 2180 Sand Hill Road, Suite #200, Menlo Park, California 94025.


Very truly yours,


/s/ Patricia A. Messer
    Patricia A. Messer
    Project Director


"TENANT"                                "SUBTENANT"

NETWORK COMPUTING DEVICES, INC.         TRIDENT MICROSYSTEMS, INC.



By: /s/ [SIGNATURE ILLEGIBLE]           By: /s/ [SIGNATURE ILLEGIBLE]
    -------------------------------         -------------------------------

      CFO                                     CFO
Its: ------------------------------     Its: ------------------------------

       12/13/95                                12/13/95
Date: -----------------------------     Date: -----------------------------